EXHIBIT 10.2

Notice of Grant of Stock Options and Non-Qualified Option Agreement

Option Number:
Plan: 2005

Effective XX/XX/XXXX, you have been granted a Non-Qualified Stock Option to buy XXXX shares of The Brink’s Company Common Stock at $XX.XX per share.

The total option price of the shares granted is $XXXX.

This option on shares will become vested and exercisable on the date(s) shown below:

Shares	Exercisable (on or after)	Expiration
XXXX	Date	Date
XXXX	Date	Date
XXXX	Date	Date

Additional terms and conditions applying to this grant are contained on pages two through four of this Agreement dated [DATE], and The Brink’s Company 2005 Equity Incentive Plan.

By your signature and the authorized Company signature below, and on page four of this Agreement, you and the Company agree that these options are granted under and governed by the terms and conditions of The Brink’s Company 2005 Equity Incentive Plan as amended, as well as this Non-Qualified Stock Option Agreement, all of which are incorporated as a part of this document.

The Brink’s Company	Date

Name	Date

Non-Qualified Stock Option Agreement

AGREEMENT dated as of [DATE], between The Brink’s Company, a Virginia corporation (the “Company”), the employee identified on page one of this Agreement (the “Employee”), an employee of the Company or of a subsidiary of the Company.

At a meeting held on the effective date of the Option (as defined below), the Compensation and Benefits Committee (the “Committee”) of the Company’s Board of Directors, acting pursuant to The Brink’s Company 2005 Equity Incentive Plan as amended (the “Plan”), a copy of which Plan has heretofore been furnished to the Employee (who hereby acknowledges receipt), as a matter of separate inducement and agreement in connection with the employment of the Employee by the Company or any of its subsidiaries, and not in lieu of any salary or other compensation for the Employee’s services, granted to the Employee an option to purchase shares of The Brink’s Company Common Stock (“Brink’s Stock”) as set forth on page one of this Agreement.

Accordingly, the parties hereto agree as follows:

1.  Subject to all the terms and conditions of the Plan, the Employee is granted the option (the “Option”) to purchase, on the terms and conditions set forth in this Agreement and the Plan, all or any number of shares of The Brink’s Company Common Stock underlying the Option in installments and at the per share purchase price set forth on page one of this Agreement.

2.  The Option may be exercised by the holder thereof with respect to all or any part of the shares comprising each installment as such holder may elect at any time after such installment becomes exercisable until the termination of the Option.  The Option shall terminate on the date which is six years from the date of this Agreement, unless terminated earlier as provided in the Plan, and any portion of the Option not exercised on or before such date or such earlier termination, whichever shall first occur, may not thereafter be exercised.

3.  Subject to the terms of the Plan, if a holder of an Option shall cease to be an Employee for any reason other than death, permanent and total disability or Retirement, all of the Option holder’s Options shall be terminated except that any Option to the extent then exercisable may be exercised within three months after cessation of employment, but not later than the termination date of the Option.

4.  Upon each exercise of the Option, the holder of such Option shall give written notice to the Company, specifying the number of shares to be purchased, and shall tender the full purchase price of the shares covered by such exercise, all as provided in the Plan.  Such payment may be made in shares of Brink’s Stock already owned by the Employee, as provided in the Plan.  Such exercise shall be effective upon receipt by the Company of such notice and tender.

5.  The exercise of an Option shall be subject to all applicable withholding taxes under federal, state or local law.

6.  The Option is not transferable by the Employee otherwise than by will or by the laws of descent and distribution and shall be exercised during the lifetime of the Employee only by the Employee or by the Employee’s duly appointed legal representative.

Non-Qualified Stock Option Agreement

7.   (a)  This Agreement is subject to the terms and conditions of The Brink's Company Compensation Recoupment Policy (the “Recoupment Policy”), a copy of which is attached hereto as Exhibit A, and the provisions thereof are incorporated in this Agreement by reference.  The Employee further acknowledges and agrees that all cash-based or equity-based compensation, as defined in the Recoupment Policy (“Incentive Awards”), that the Employee receives or is eligible to receive contemporaneously with or after the date of this Agreement shall be subject to the terms and conditions of the Recoupment Policy, and the Employee may be required to forfeit such Incentive Awards, or return shares or other property (or any portion thereof) received in respect of such Incentive Awards, if the Employee is determined to be a Covered Employee and such Incentive Awards, shares or other property (or such portion thereof) is determined to be Excess Compensation (as such terms are defined in the Recoupment Policy).

(b)  In exchange for the Award granted hereby, and the opportunity to be eligible to receive future Incentive Awards, the Employee expressly agrees and consents that all Incentive Awards previously granted shall be subject to the terms and conditions of the Recoupment Policy from and after the date hereof.  For the avoidance of doubt, the Employee may be required to forfeit Incentive Awards or return shares or other property (or any portion thereof) already received in respect of such Incentive Awards, if the Employee is determined to be a Covered Employee and such Incentive Awards, shares or other property (or such portion thereof) is determined to be Excess Compensation.  The parties acknowledge that the Employee would not be eligible for the benefits described in the first sentence of this Section 7(b) without agreeing to the consent in this Section 7(b).

8.  All other provisions contained in the Plan as in effect on the date of this Agreement are incorporated in this Agreement by reference.  The Board of Directors of the Company or the Compensation Committee thereof may amend the Plan at any time, provided that if such amendment shall adversely affect the rights of an Option holder with respect to a previously granted Option, the Option holder’s consent shall be required except to the extent any such amendment is made to comply with any applicable law, stock exchange rules and regulations or accounting or tax rules and regulations.  This Agreement may at any time be amended by mutual agreement of the Compensation Committee of the Board of Directors (or a designee thereof) and the holder of the Option.  Prior to a Change in Control (as defined in the Plan) of the Company, this Agreement may be amended by the Company, and upon written notice by the Company, given by registered or certified mail, to the holder of the Option of any such amendment of this Agreement or of any amendment of the Plan adopted prior to such a Change in Control, this Agreement shall be deemed to incorporate the amendment to this Agreement or to the Plan specified in such notice, unless such holder shall, within 30 days of the giving of such notice by the Company, give written notice to the Company that such amendment is not accepted by such holder, in which case the terms of this Agreement shall remain unchanged.  Subject to any applicable provisions of the Company’s bylaws or of the Plan, any applicable determinations, order, resolutions or other actions of the Committee or of the Board of Directors of the Company shall be final, conclusive and binding on the Company and the holder of the Option.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

Non-Qualified Stock Option Agreement

9.  All notices hereunder shall be in writing and (a) if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office address, 1801 Bayberry Court, P.O. Box 18100, Richmond, VA 23226-8100 USA, to the attention of the Secretary, and (b) if to the Employee, shall be delivered personally or mailed to the Employee at the address set forth below.  Such addresses may be changed at any time by notice from one party to the other.

10.  This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in the Plan, the legal representatives of the Employee.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

The Brink’s Company	Date

Name	Date

Street address, City, State & ZIP

Exhibit A

The Brink’s Company
Compensation Recoupment Policy

The compensation recoupment policy of The Brink’s Company (the “Company”) shall apply if the Company is required to provide an accounting restatement for any of the prior three fiscal years for which audited financial statements have been completed, due to material noncompliance with any financial reporting requirement under the Federal securities laws (a “Restatement”).

In the event of a Restatement, the Compensation and Benefits Committee shall determine, in its discretion, whether the “Covered Employees” (as defined below) have received “Excess Compensation” (as defined below).  The Compensation and Benefits Committee will take such actions as it deems necessary or appropriate against a particular Covered Employee, depending on all the facts and circumstances as determined during its review, including (i) the recoupment of all or part of any Excess Compensation, (ii) recommending disciplinary actions to the Board of Directors, up to and including termination, and/or (iii) the pursuit of other available remedies.

“Excess Compensation” means the amount of the excess cash-based or equity-based incentive compensation equal to the difference between the actual amount received by the Covered Employee and the award or payment that would have been received based on the restated financial results during the three-year period preceding the date on which the Company is required to prepare such restatement (the “Covered Period”).

“Covered Employees” means (i) the executive officers set forth in the Company’s most recent proxy statement and (ii) any employee whose acts or omissions were directly responsible for the events that led to the restatement and who received Excess Compensation during the Covered Period.

For purposes of this Policy, “cash-based or equity-based incentive compensation” includes awards under the Key Employees Incentive Plan (“KEIP”), the Management Performance Improvement Plan (“MPIP”), the 2005 Equity Incentive Plan, as amended (the “Incentive Plan”), and any successor plan or plans.

This policy shall be communicated to all participants in the Company’s KEIP, MPIP and Incentive Plan.

This Policy is separate from and in addition to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 (Forfeiture of Certain Bonuses and Profits) that are applicable to the Company’s Chief Executive Officer and Chief Financial Officer (“Section 304”), and the Compensation and Benefits Committee shall consider any amounts paid to the Company by the Chief Executive Officer and Chief Financial Officer pursuant to Section 304 in determining any amount of Excess Compensation to recoup.